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                                 EXHIBIT 21.1

                SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY

                                              State of Incorporation
                                              ----------------------

Bellwether Exploration Company                       Delaware
   Snyder Gas Plant Venture                          Texas
   West Monroe Gas Gathering Corporation             Louisiana
   NGL - Torch Gas Plant Venture                     Texas
   Odyssey Petroleum Company                         Delaware